HEATWURX, INC.

STOCK OPTION AGREEMENT

RECITALS

A.

The Board has approved this Agreement for the purpose of retaining the services of Optionee to provide services to the Corporation (or any Parent or Subsidiary).

B.

Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to further incentivize Optionee.

C.

All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.

Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.

Option Term.  This option shall have a term of five (5) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.

Limited Transferability.  This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.  However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may also be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

4.

Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraphs 5 or 6.

5.

Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)

Should Optionee cease to remain in Service for any reason (other than death, Disability, or Cause) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)

Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option.  Such right shall lapse and this option shall cease to be outstanding upon the earlier of (i) the expiration of the three (3) month period measured from the date of Optionee's death or (ii) the Expiration Date.

(c)

Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option.  In no event shall this option be exercisable at any time after the Expiration Date.

(d)

Should Optionee's Service be terminated for Cause, then this option shall terminate immediately and cease to remain outstanding.

(e)

During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.  To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

(f)

In the event of a Change in Control, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

Notwithstanding anything to the contrary contained in this Section 5, the option shall stop vesting as of the date of any of the events set forth herein.  The unvested portion shall be terminated, and only that portion of the option that is vested prior to the date of the event specified above shall be exercisable.

1.

Special Acceleration of Option.

(a)

In the event of a Change in Control, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for any or all of the Option Shares at the time subject to this option as fully-vested shares of Common Stock.

(b)

Immediately following the Change in Control, this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Change in Control.

(c)

If this option is assumed in connection with a Change in Control, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d)

This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

1.

Adjustment in Option Shares.   Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

2.

Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

3.

Manner of Exercising Option.

(a)

In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)

Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)

Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)

cash or check made payable to the Corporation; or

(B)

a promissory note payable to the Corporation, but only to the extent authorized by the Board in accordance with Paragraph 13.

(C)

Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time this option is exercised, then the Exercise Price may also be paid as follows:

(1)

in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(2)

through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(3)

by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Corporation shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Optionee as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(iii)

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iv)

Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(v)

Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)

As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)

In no event may this option be exercised for any fractional shares.

1.

Compliance with Laws and Regulations.

(a)

The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange (or the NASDAQ, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)

The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

1.

Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

2.

Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

3.

Construction.   All decisions of the Board with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

4.

Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

5.

Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)

(i)  This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Disability.

(b)

No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c)

Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d)

Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

EXHIBIT 1

NOTICE OF EXERCISE

I hereby notify Heatwurx, Inc. (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me.

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  Alternatively, I may utilize the Special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

_______________________, 20__.

Date

____________________________________

Optionee

Address: ____________________________

____________________________________

Print name in exact manner it is

to appear on the stock certificate:

____________________________________

Address to which certificate is to be

sent, if different from address above:

____________________________________

____________________________________

Social Security Number:

____________________________________

APPENDIX

The following definitions shall be in effect under the Agreement:

A.

Agreement shall mean this Stock Option Agreement.

B.

Board shall mean the Corporation's Board of Directors.

C.

Cause shall mean termination based on (A) the conviction of the Optionee for (x) any crime committed during Optionee’s Service constituting a felony in the jurisdiction in which committed, (y) any crime committed during Optionee’s Service involving moral turpitude (whether or not a felony) or (z) any other criminal act committed during Optionee’s Service against the Corporation involving dishonesty or willful misconduct intended to injure the Corporation (whether or not a felony); (B) substance abuse by the Optionee which is repeated after written notice to the Optionee identifying such abuse; (C) Optionee’s insubordination and/or gross negligence as determined in the sole and absolute discretion of Optionee’s supervisor, or if there is no supervisor, the majority of the Board of Directors, or (D) the indictment of the Optionee by a grand jury for a felony violation of the federal securities laws.

D.

Change in Control shall mean and be determined to have occurred if (A) any person ("Person") (as such term is used in Sections 13(b) and 14(b) of the 1934 Act) is or becomes the beneficial owner ("Beneficial Owner") (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Corporation; provided, however, that an Initial Public Offering shall not constitute a Change in Control for purposes of this Agreement; (B) all or substantially all of the assets of the Corporation are sold; or (C) the Corporation is combined with or acquired by another Corporation and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will occur or has occurred.

E.

Code shall mean the Internal Revenue Code of 1986, as amended.

F.

Common Stock shall mean the Corporation's common stock.

G.

Corporation shall mean Heatwurx, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Heatwurx, Inc.

H.

Disability shall mean the inability or incapacity of the Optionee, due to any medically determined physical or mental impairment, to perform his duties and responsibilities for the Corporation for a total of ninety (90) calendar days in any twelve (12)-month period during Optionee’s Service.

I.

Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

J.

Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

K.

Exercise Price shall mean the exercise price per share as specified in the

Grant Notice.

L.

Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

M.

Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)

If the Common Stock is at the time traded on the NASDAQ (or any successor system), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the NASDAQ (or any successor system).  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)

If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)

If the Fair Market Value is to be determined at a time when the Common Stock is not traded on any Stock Exchange or the NASDAQ, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

N.

Grant Date shall mean the date of the Grant Notice.

O.

Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P.

Incentive Option shall mean an option, which satisfies the requirements of Code Section 422.

Q.

1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R.

Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.

Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit 1.

T.

Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U.

Optionee shall mean the person specified on the Grant Notice.

V.

Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.

Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p).  The Board shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

X.

Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors, a consultant, or an independent advisor.

Y.

Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Z.

Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2